UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File No.: 0-51688

Date of Report: November 19, 2013

BITZIO, INC.

(Exact name of registrant as specified in its charter)

Nevada	16-1734022
(State of other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

548 Market Street, San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

(866) 824-7881

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On November 19, 2013 Hubert Blanchette resigned from his position as the Registrant’s Chief Executive Officer and Chief Financial Officer. Mr. Blanchette will remain a member of the Board of Directors.

On that same date, the board of directors appointed Gordon McDougall and Marilu Brassington to serve as members of the board of directors until the next annual meeting of the shareholders. In addition, the board of directors appointed Gordon McDougall to serve as the Registrant’s Chief Executive Officer, and appointed Marilu Brassington to serve as its Chief Financial Officer. Information regarding the new directors and officers follows.

Gordon McDougall. Mr. McDougall had been a member of the Registrant’s board of directors from 2011 until July 2013. Mr. McDougall also served as the Registrant’s Chief Executive Officer from April 2011 through February 2012, and as the Registrant’s Chief Financial Officer from May 2013 through July 2013. From 2009 to the present, Mr. McDougall has been employed as the Chief Executive Officer and Founder of Tezi Advisory, Inc, a private company that partners with entrepreneurs to grow their businesses. Prior to founding Tezi, from 2006 to 2007 Mr. McDougall was a director and Chief Executive Officer of Exterra Energy, an independent oil and gas company. From 2005 until 2006, he was the President and a Director of Wentworth Energy, Inc. Mr. McDougall has also worked as a stockbroker and is experienced in raising capital, managing start-up companies and coaching companies through their initial growth. Mr. McDougall brings to the Registrant’s board of directors his experience in launching development stage companies, which he will apply to the implementation of the Registrant’s plans to incubate start-up apparel brands. Mr. McDougall is 56 years old.

Marilu Brassington. Since 2010 Ms. Brassington has been employed as co-chief executive and financial officer of E-motion Apparel, Inc., which launched a new clothing label during that period. On November 18, 2013 the Registrant became the exclusive worldwide distributor for the E-motion Apparel label. From 2005 to 2007 Ms. Brassington was employed as chief financial officer of Givefun.com, then from 2007 to 2008 was engaged by Gifts.com/IAC as a consultant to assist in the post-acquisition integration of Givefun.com into the Gifts.com product line. While with Givefun.com, Ms. Brassington in her role as the chief financial officer, she was responsible for financial management and business partners relations. From 2002 to 2005 Ms. Brassington was employed as a Controller by Societe Generale, Investment banking Division. From 1998 to 2001 Ms. Brassington was employed as an auditor by Deloitte & Touche. In 1994 Ms. Brassington passed the London A Levels. In 1998 the University of Miami awarded her a B.B.A. degree with concentrations in Accounting, Finance and Math, after which she was certified as a public accountant in the State of Illinois. In 2001 and 2002 Ms. Brassington earned Degrees I and II at the Alliance Francaise. Ms. Brassington is 36 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2013	BITZIO, INC.

	By:	/s/ Gordon McDougall
Gordon McDougall
Chief Executive Officer